CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev,  Inc.
San  Diego,  California


     We hereby consent to the incorporation by reference of our report dated February 10, 2005, relating to the consolidated financial statements of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, in the Form S-8 for the 2004 Equity Incentive Plan of SpaceDev, Inc. filed simultaneously therewith.





San  Diego,  California                            PKF
March  28,  2005                                   Certified  Public Accountants
                                                   A  Professional  Corporation